Exhibit 99.2

Duke Robotics Releases Updated Corporate Presentation Highlighting Strategic Momentum and Commercial Expansion Strategies

Fort Lauderdale, FL, October 23, 2025 – Duke Robotics Corp. (OTCQB: DUKR) (“Duke Robotics” or the “Company”), a leader in advanced robotics and autonomous drone solutions for the civilian and defense markets, today announced that it has released a new corporate presentation, now available on its website.

The updated presentation outlines the Company’s recent milestones, including commercial agreements in the civilian market, confirmation of initial royalty revenues through its collaboration with Elbit Systems Land Ltd. (“Elbit”) and plans for continued growth across global markets.

“Our new presentation reflects the progress we have made and the opportunities we believe are ahead,” said Yossi Balucka, Chief Executive Officer and President of Duke Robotics. “We believe our technology and collaborations position us well to create value for both our customers and our shareholders.”

The corporate presentation can be accessed here or using the following link: https://dukeroboticsys.com/corporate-presentation/

About Duke Robotics

Duke Robotics Corp (OTCQB: DUKR) develops advanced stabilization and autonomous robotic drone systems for both civilian and defense markets. The Company’s Insulator Cleaning Drone (IC Drone) is a first-of-its-kind, drone-enabled system for cleaning and and monitoring high-voltage electric utility insulators. Leveraging Duke’s technologies, the IC Drone provides a safer, more efficient, and cost-effective alternative methods. In defense, through a collaboration agreement with Elbit Systems Land Ltd. (“Elbit”), the Bird of Prey weapons drone system is an agile, fully stabilized remote weapon system designed for non-line-of-sight and stand-off engagements, marketed by Elbit under the brand name Bird of Prey (formerly known as TIKAD). For additional Company information, please visit https://dukeroboticsys.com and follow us on Twitter (X) and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements. Words such as “future” and similar expressions, or future or conditional verbs such as “will,” are intended to identify such forward-looking statements. Forward-looking statements are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are based on our beliefs, assumptions, and information currently available to us. For example, we are using forward-looking statements when we discuss the Company’s plans for continued growth across global markets, future opportunities and value creation for the Company’s customers and shareholders. Our actual results may differ materially from those expressed or implied due to known or unknown risks and uncertainties. These include, but are not limited to, risks related to the successful market adoption of our technologies, the continued development and refinement of our technology, our ability to effectively collaborate with Elbit Systems, fluctuations in foreign currency exchange rates, operational challenges associated with marketing activities in new markets, economic conditions that may affect defense spending and infrastructure investment, geopolitical factors that could impact business operations, regulatory challenges in various regions, and competition from technological advances. For additional information on these and other risks and uncertainties, please see our filings with the Securities and Exchange Commission, including the discussion under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and any subsequent filings with the Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Company Contact:
Duke Robotics Corp.
Yossef Balucka, CEO
invest@dukeroboticsys.com

Capital Markets & IR:
Arx Investor Relations
North American Equities Desk
duke@arxhq.com